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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form N-1A of our report dated November 10, 1999, relating to the financial statement and financial highlights of Morgan Stanley Dean Witter Convertible Securities Trust referred to in such report, which appears in such Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
November 22, 2000